Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 11, 2014, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2014.

FOR IMMEDIATE RELEASE

Media Inquiries	Investor Inquiries
Andrea Simpson	Kristina Lennox
Director, Marketing	Investor Relations Manager
617/684-1511	301/998-8265
asimpson@federalrealty.com	klennox@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FIRST QUARTER 2014 OPERATING RESULTS

ROCKVILLE, Md. (May 8, 2014) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2014.

Financial Results
For first quarter 2014, Federal Realty generated funds from operations available for common shareholders (FFO) of $81.8 million, or $1.21 per diluted share, compared to $74.1 million, or $1.14 per diluted share, in first quarter 2013. Net income available for common shareholders was $38.6 million and earnings per diluted share was $0.57 for first quarter 2014 versus $34.5 million and $0.53, respectively, for first quarter 2013.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In first quarter 2014, same-center property operating income increased 3.4% including redevelopment and expansion properties, and increased 2.9% excluding redevelopment and expansion properties, compared to first quarter 2013. During the quarter, same-center property operating income was impacted by approximately 100 basis points due to excessive snow removal costs experienced in the Northeast and Mid-Atlantic regions.

The overall portfolio was 95.6% leased as of March 31, 2014, compared to 95.8% on December 31, 2013 and 95.1% on March 31, 2013. Federal Realty’s same-center portfolio was 95.5% leased on March 31, 2014, compared to 95.9% on December 31, 2013 and 95.2% on March 31, 2013.

During first quarter 2014, the Trust signed 78 leases for 364,034 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 328,355 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 18%. The

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2014 OPERATING RESULTS
May 8, 2014

weighted average contractual rent on this comparable space for the first year of the new lease is $31.84 per square foot compared to the weighted average contractual rent of $27.01 per square foot for the last year of the prior lease. The previous weighted average contractual rent is calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 29% for first quarter 2014.

Summary of Other Quarterly Activities and Recent Developments

•
January 6, 2014 - Federal Realty announced the acquisition of a controlling interest in two shopping centers totaling 285,600 square feet in affluent Monmouth County, New Jersey, for a total value of $161 million. The Grove at Shrewsbury and Brook 35 are located on busy Route 35, less than three miles from the Garden State Parkway, serving the NY Metro emerging bedroom and second home communities of Shrewsbury, Red Bank, Rumson, Fair Haven, Little Silver and Middletown. The acquisition, which was effective January 1, 2014, was made using a combination of downREIT units, cash and the assumption of $68 million of fixed rate debt secured by the properties.

•
May 6, 2014 - Federal Realty announced the promotion of Christopher J. Weilminster to the position of Executive Vice President, Real Estate & Leasing for the Trust, Wendy Seher to the position of Vice President & Director of Leasing, Mid-Atlantic Region, and the concurrent promotions of Jeffrey Fischer and Joseph Byrnes as Co-Directors of Leasing, Northeast Region.

“With the closing of the acquisitions of The Grove at Shrewsbury and Brook 35, two iconic assets, and the leasing and development progress at Pike & Rose, Assembly Row and The Point, we continue to demonstrate a clear and stable path toward future growth and value creation,” commented Donald C. Wood, president and chief executive officer of Federal Realty. “As always, this activity was supported by a strong core portfolio that continued to deliver sector leading growth despite the significant snow impact in the first quarter.”

Guidance
We have maintained our 2014 guidance for FFO per diluted share of $4.86 to $4.93. Our earnings per share guidance was maintained at $2.54 to $2.62.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend on its common shares of $0.78 per share, resulting in an indicated annual rate of $3.12 per share. The regular common dividend will be payable on July 15, 2014 to common shareholders of record on June 23, 2014.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2014 OPERATING RESULTS
May 8, 2014

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its first quarter 2014 earnings conference call, which is scheduled for May 9, 2014, at 11 a.m. Eastern Daylight Time. To participate, please call (800) 708-4540 five to ten minutes prior to the call start time and use the passcode 36876436 (required). Federal Realty will also provide an online webcast on the Company’s web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through May 16, 2014, by dialing (888) 843-7419 and using the passcode 36876436.

About Federal Realty
Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty's portfolio (excluding joint venture properties) contains approximately 20 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 95.6% leased to national, regional, and local retailers as of March 31, 2014, with no single tenant accounting for more than approximately 3.3% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 46 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 11, 2014, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 11, 2014.

Federal Realty Investment Trust
Summarized Income Statements
March 31, 2014
	Three Months Ended
	March 31,
	2014	2013
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$166,193	$152,616
Other property income	3,400	3,268
Mortgage interest income	1,235	1,265
Total revenue	170,828	157,149
Expenses
Rental expenses	37,130	29,501
Real estate taxes	18,700	17,572
General and administrative	7,704	7,057
Depreciation and amortization	43,850	40,517
Total operating expenses	107,384	94,647
Operating income	63,444	62,502
Other interest income	25	30
Interest expense	(23,137)	(27,405)
Income from real estate partnership	213	312
Income from continuing operations	40,545	35,439
Discontinued operations
Discontinued operations - income	—	403
Net income	40,545	35,842
Net income attributable to noncontrolling interests	(1,792)	(1,254)
Net income attributable to the Trust	38,753	34,588
Dividends on preferred shares	(135)	(135)
Net income available for common shareholders	$38,618	$34,453

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.58	$0.52
Discontinued operations	—	0.01
	$0.58	$0.53

Weighted average number of common shares, basic	66,615	64,692

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.57	$0.52
Discontinued operations	—	0.01
	$0.57	$0.53

Weighted average number of common shares, diluted	66,773	64,847

Federal Realty Investment Trust
Summarized Balance Sheets
March 31, 2014
	March 31,	December 31,
	2014	2013
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $281,602 and $265,138 of consolidated variable interest entities, respectively)	$4,815,667	$4,618,258
Construction-in-progress	572,986	531,205
	5,388,653	5,149,463
Less accumulated depreciation and amortization (including $20,974 and $19,086 of consolidated variable interest entities, respectively)	(1,383,520)	(1,350,471)
Net real estate	4,005,133	3,798,992
Cash and cash equivalents	75,699	88,927
Accounts and notes receivable, net	92,769	84,838
Mortgage notes receivable, net	55,287	55,155
Investment in real estate partnership	32,140	32,264
Prepaid expenses and other assets	144,619	159,118
TOTAL ASSETS	$4,405,647	$4,219,294

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $209,742 and $202,782 of consolidated variable interest entities, respectively)	$729,929	$660,127
Notes payable	300,910	300,822
Senior notes and debentures	1,361,098	1,360,913
Accounts payable and other liabilities	329,074	321,710
Total liabilities	2,721,011	2,643,572
Redeemable noncontrolling interests	110,368	104,425
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,475,741	1,438,163
Total shareholders' equity of the Trust	1,485,738	1,448,160
Noncontrolling interests	88,530	23,137
Total shareholders' equity	1,574,268	1,471,297
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,405,647	$4,219,294

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
March 31, 2014
	Three Months Ended
	March 31,
	2014	2013
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$40,545	$35,842
Net income attributable to noncontrolling interests	(1,792)	(1,254)
Depreciation and amortization of real estate assets	39,549	36,562
Amortization of initial direct costs of leases	2,831	2,768
Depreciation of joint venture real estate assets	409	376
Funds from operations	81,542	74,294
Dividends on preferred shares	(135)	(135)
Income attributable to operating partnership units	716	227
Income attributable to unvested shares	(369)	(336)
FFO	$81,754	$74,050
FFO per diluted share	$1.21	$1.14
Weighted average number of common shares, diluted	67,691	65,158

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$73,380	$44,416
Tenant improvements and incentives	5,219	5,083
Total non-maintenance capital expenditures	78,599	49,499
Maintenance capital expenditures	1,526	835
Total capital expenditures	$80,125	$50,334

Dividends and Payout Ratios
Regular common dividends declared	$52,461	$47,507

Dividend payout ratio as a percentage of FFO	64%	64%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
March 31, 2014
	March 31,
	2014	2013
	(in thousands, except per share data)
Market Data
Common shares outstanding (1)	67,267	65,239
Market price per common share	$114.72	$108.04
Common equity market capitalization	$7,716,870	$7,048,422

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	7,726,870	7,058,422

Total debt (3)	2,391,937	2,195,895

Total market capitalization	$10,118,807	$9,254,317

Total debt to market capitalization at the current market price	24%	24%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	100%
Variable rate debt	<1%	<1%
	100%	100%
Notes:

1)	Amounts do not include 917,755 and 298,170 Operating Partnership Units outstanding at March 31, 2014 and 2013, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts, from our consolidated balance sheet. It does not include $17.1 million at both March 31, 2014 and 2013, which is the Trust's 30% share of the total mortgages payable of $56.9 million and $57.1 million at March 31, 2014 and 2013, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
March 31, 2014
	Three Months Ended
	March 31,
	2014	2013
	(in thousands)
Minimum rents
Retail and commercial (1)	$116,065	$110,031
Residential (2)	7,822	7,139
Cost reimbursements	37,459	30,828
Percentage rent	2,123	2,161
Other	2,724	2,457
Total rental income	$166,193	$152,616

Notes:

1)
Minimum rents include $1.1 million and $0.8 million for the three months ended March 31, 2014 and 2013, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.5 million and $0.8 million for the three months ended March 31, 2014 and 2013, respectively, to recognize income from the amortization of in-place leases.

2)
Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row, Bethesda Row, and Chelsea Residential.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
March 31, 2014
	As of March 31, 2014
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (7)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Brook 35	7/1/2014	5.46%	$11,419
Melville Mall (2)	9/1/2014	5.25%	20,491
THE AVENUE at White Marsh	1/1/2015	5.46%	53,767
Barracks Road	11/1/2015	7.95%	36,806
Hauppauge	11/1/2015	7.95%	13,875
Lawrence Park	11/1/2015	7.95%	26,089
Wildwood	11/1/2015	7.95%	22,931
Wynnewood	11/1/2015	7.95%	26,587
Brick Plaza	11/1/2015	7.42%	27,050
East Bay Bridge	3/1/2016	5.13%	61,720
Plaza El Segundo	8/5/2017	6.33%	175,000
The Grove at Shrewsbury (East)	10/1/2017	5.82%	45,205
The Grove at Shrewsbury (West)	3/1/2018	6.38%	11,397
Rollingwood Apartments	5/1/2019	5.54%	22,421
29th Place	1/31/2021	5.91%	5,075
Montrose Crossing	1/10/2022	4.20%	76,978
Chelsea	1/15/2031	5.36%	7,220
Subtotal			644,031
Net unamortized premium			14,233
Total mortgages payable			658,264		5.30%

Notes payable
Unsecured fixed rate
Term loan (3)	11/21/2018	LIBOR + 1.30%	275,000
Various (4)	Various through 2028	5.76%	16,510
Unsecured variable rate
Escondido (Municipal bonds) (5)	10/1/2016	0.05%	9,400
Revolving credit facility (6)	4/21/2017	LIBOR + 0.90%	—
Total notes payable			300,910		3.26%	(8)

Senior notes and debentures
Unsecured fixed rate
5.65% notes	6/1/2016	5.65%	125,000
6.20% notes	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
Subtotal			1,369,200
Net unamortized discount			(8,102)
Total senior notes and debentures			1,361,098		4.55%

Capital lease obligations
Various	Various through 2106	Various	71,665		8.04%
Total debt and capital lease obligations			$2,391,937

Total fixed rate debt and capital lease obligations			$2,382,537	100%	4.71%
Total variable rate debt			9,400	<1%	1.37%	(8)
Total debt and capital lease obligations			$2,391,937	100%	4.70%	(8)

	Three Months Ended
	March 31,
	2014		2013
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (9)	3.71	x	3.40	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (9)	3.71	x	3.40	x

Notes:

1)	Mortgages payable do not include our 30% share ($17.1 million) of the $56.9 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)
We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet, though it is not our legal obligation.

3)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% from December 1, 2011 through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 3.02% and thus, the loan is included in fixed rate debt.

4)	The interest rate of 5.76% represents the weighted average interest rate for twelve unsecured fixed rate notes payable. These notes mature from November 15, 2014 to October 31, 2028.

5)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

6)
The maximum amount drawn under our revolving credit facility during the three months ended March 31, 2014 was $4.0 million, and the weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.07%.

7)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 8.

8)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no balance on March 31, 2014. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 3.02% as the result of the interest rate swap agreements discussed in Note 3. The term loan is included in fixed rate debt.

9)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
March 31, 2014
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2014	$8,710	$41,426		$50,136		2.1%	2.1%	3.8%
2015	9,197	198,391		207,588		8.7%	10.8%	7.3%
2016	4,493	194,013		198,506		8.3%	19.1%	4.5%
2017	4,196	416,732	(1)	420,928		17.6%	36.7%	5.4%	(4)
2018	3,366	285,502		288,868		12.1%	48.8%	3.2%
2019	3,172	20,160		23,332		1.0%	49.8%	5.7%
2020	3,176	150,000		153,176		6.4%	56.2%	6.0%
2021	3,099	3,625		6,724		0.3%	56.5%	6.1%
2022	1,226	313,618		314,844		13.2%	69.7%	3.5%
2023	1,283	330,010		331,293		13.9%	83.6%	3.9%
Thereafter	21,210	369,201		390,411		16.4%	100.0%	4.9%
Total	$63,128	$2,322,678		$2,385,806	(2)	100.0%
Notes:

1)
Our $600.0 million unsecured revolving credit facility matures on April 21, 2017 subject to a one-year extension at our option. As of March 31, 2014, there was no balance outstanding on our revolving credit facility.

2)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of March 31, 2014.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
March 31, 2014

The following development and redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1) ($ millions)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)

The Point	El Segundo, CA	Addition of 90,000 square feet of retail, and 25,000 square feet of office space	8%	$80	$37	2015
Santana Row - Lot 8B	San Jose, CA	Addition of a 5-story rental apartment building, which will include 212 residential units and associated parking	8%	$75	$72	2014
Westgate Center	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	9%	$20	$16	2014/2015
Mercer Mall	Lawrenceville, NJ	Addition of 27,000 square feet of space including new in-line space, addition of bank pad and reconfiguration of existing pad site and anchor box	12%	$12	$2	2015
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, and gas station	10%	$11	$9	2014
Hollywood Blvd - Petersen Building	Hollywood, CA	Redevelop/retenant building including conversion of 2nd floor parking to retail space	17%	$9	$1	2015
Quince Orchard	Gaithersburg, MD	Property repositioning through demo of non-functional small shop space, creation of new anchor box, rightsizing of national office products tenant, and creation of new visible small shop space	23%	$6	$1	2015
East Bay Bridge	Emeryville, CA	Reconfigure two existing spaces consisting of 48,000 square feet to accommodate two new tenants, add two new restaurant tenants, and courtyard renovations	10%	$4	$0	2015
Ellisburg	Cherry Hill, NJ	Property repositioning through retenanting, including new grocer and façade renovation	18%	$4	$3	2014
Barracks Road	Charlottesville, VA	11,800 square foot multi-tenant pad building	13%	$4	$4	2014
Flourtown	Flourtown, PA	New 75,000 square foot grocer and new 38,000 square foot movie theater	15%	$3	$1	2015
Pentagon Row	Arlington, VA	Ice rink expansion and 1,500 square feet of new retail space	9%	$2	$2	2014
Brick	Brick, NJ	New restaurant pad building	18%	$1	$0	2014
Huntington Square	East Northport, NY	Infrastructure investment to create additional restaurant capacity	10%	$1	$0	2015
Total Active Redevelopment projects (4)			9%	$232	$148

Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Mixed Use Projects Phase I
March 31, 2014

Phase I of the following development projects is currently being constructed by the Trust. ($ millions)
Property	Location	Opportunity	Projected ROI (2)	Total Cost (3)	Costs to Date	Anticipated Stabilization	Expected Opening Timeframe	Anchor and other significant tenants
Pike & Rose (Mid-Pike) - Phase I (1)	Rockville, MD	Ground up mixed use development on site of existing Mid-Pike Shopping Center. Phase I of development involves demolition of roughly 25% of existing GLA, and construction of 493 residential units, 151,000 square feet of retail, and 79,000 square feet of office space.	8% - 9%	$245 - $255	$141	2015/2016	•174 unit residential building opening Spring 2014 •Grand Opening of Retail in Fall 2014 •Office and 319 unit residential building to deliver in 2015	iPic Theater, Sport & Health, Del Frisco's Grille, M Street Kitchen
Assembly Row - Phase I (1)	Somerville, MA	Ground up mixed use development. Initial phase consists of 450 residential units (by AvalonBay), in addition to 98,000 square feet of office space and approximately 326,000 square feet of retail space (including a restaurant pad site). A new Orange Line T-Stop will also be constructed by Massachusetts Bay Transit Authority, as part of Phase I.	5% - 6%	$190 - $200	$148	2015	•Opening in Summer 2014 •T Station open Summer 2014 •Office to deliver in 2015	AMC Theater, LEGOLand Discovery Center, Saks Off 5th, Nike, Brooks Brothers, Legal C Bar, Earl's, Papagayo
		Total Mixed Use Projects Phase I	7%	$435 - $455	$289

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), anticipated stabilization, and significant tenants for centers under development are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)	Projected costs include an allocation of infrastructure costs for the entire project.

Federal Realty Investment Trust
Future Development Opportunities
March 31, 2014

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	THE AVENUE @ White Marsh	Baltimore, MD	Flourtown	Flourtown, PA
	Bethesda Row	Bethesda, MD	Fresh Meadows	Queens, NY
	Dedham Plaza	Dedham, MA	Melville Mall	Huntington, NY
	Eastgate	Chapel Hill, NC	Mercer Mall	Lawrenceville, NJ
	Escondido	Escondido, CA	Pan Am	Fairfax, VA
	Federal Plaza	Rockville, MD	Troy	Parsippany, NJ
	Finley Square	Downers Grove, IL	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Assembly Row	Somerville, MA	Mercer Mall	Lawrenceville, NJ
	Barracks Road	Charlottesville, VA	Montrose Crossing	Rockville, MD
	Bethedsa Row	Bethesda, MD	Third Street Promenade	Santa Monica, CA
	Crossroads	Highland Park, IL	Tower Shops	Davie, FL
	Darien	Darien, CT	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Leesburg Plaza	Leesburg, VA
	Congressional Plaza	Rockville, MD	Village at Shirlington	Arlington, VA
	Del Mar Village	Boca Raton, FL	Towson land parcel	Towson, MD

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (Mid-Pike) (2)	Rockville, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA

Notes:
(1)	Assembly Row
Remaining entitlements after Phase 1 include approximately 1.9 million square feet of commercial-use buildings, 1,650 residential units, and a 200 room hotel. Additionally, the parcel of land we acquired in October 2013 adjacent to our Assembly Row project includes an additional 0.3 million square feet of commercial entitlements.

(2)	Pike & Rose (Mid-Pike)	Remaining entitlements after Phase 1 include 1.5 million square feet of commercial-use buildings, and 1,090 residential units.
(3)	Santana Row	Current remaining entitlements for this property include 348 residential units and 305,000 square feet of commercial space for retail and office.

Federal Realty Investment Trust
2014 Significant Acquisition
March 31, 2014

Date	Property	City/State	GLA	Purchase price		Principal Tenants
			(in square feet)	(in millions)
January 1, 2014	The Grove at Shrewsbury/ Brook 35	Shrewsbury, NJ/ Sea Girt, NJ	286,000	$161.0	(1)	Anthropologie / Banana Republic / Brooks Brothers / Coach / Pottery Barn / Williams-Sonoma

(1) Our effective economic interest approximates 84% and was funded by the assumption of our share of $68 million of mortgage debt, 632,000 downREIT operating partnership units, and $13 million of cash.

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2014
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$221,395	$—	533,000	100%	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(3)	Washington, DC-MD-VA	1965	76,529		328,000	99%	25,000	Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,694		35,000	67%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	12,883		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	65,699		248,000	100%	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	36,191		119,000	75%			DSW / Maggiano's / Nordstrom Rack
Gaithersburg Square		Washington, DC-MD-VA	1993	25,596		207,000	91%			Bed, Bath & Beyond / Ross Dress For Less
Idylwood Plaza		Washington, DC-MD-VA	1994	16,697		73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	51,211		388,000	77%	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,274		236,000	95%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Loehmann's Plaza		Washington, DC-MD-VA	1983	33,721		260,000	92%	58,000	Giant Food	L.A. Fitness / Stein Mart
Mid-Pike Plaza/Pike & Rose	(4)	Washington, DC-MD-VA	1982/2007	213,605		11,000	100%
Montrose Crossing	(3)	Washington, DC-MD-VA	2011/2013	152,807	76,978	364,000	100%	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003/2006	79,690		572,000	94%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples
Old Keene Mill		Washington, DC-MD-VA	1976	6,585		92,000	100%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,685		227,000	100%	65,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	96,628		298,000	98%	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	36,183		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	28,200		263,000	86%			L.A. Fitness / Staples
Rockville Town Square	(6)	Washington, DC-MD-VA	2006-2007	50,639	4,520	187,000	96%			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	9,670	22,421	N/A	98%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,830		49,000	97%			Petco
Tower		Washington, DC-MD-VA	1998	21,221		112,000	92%	26,000	L.A. Mart	Talbots
Tyson's Station		Washington, DC-MD-VA	1978	4,470		49,000	95%	11,000	Trader Joe's
Village at Shirlington	(6)	Washington, DC-MD-VA	1995	59,460	6,457	261,000	98%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,496	22,931	84,000	89%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,399,059		5,304,000	94%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,551		265,000	95%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	39,963		295,000	96%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg Circle		Philadelphia, PA-NJ	1992	31,889		267,000	90%			Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	13,844		160,000	97%	75,000	Giant Food
Langhorne Square		Philadelphia, PA-NJ	1985	20,771		219,000	100%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	31,319	26,089	354,000	97%	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	24,646		288,000	89%			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,720		124,000	87%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	29,811		212,000	99%			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	38,168	26,587	251,000	98%	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area		270,682		2,435,000	95%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	18,121		69,000	100%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005/2007	85,526		242,000	89%	58,000	Lucky (7)	Rite Aid

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2014
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	167,532	61,720	438,000	100%	59,000	Pak-N-Save	Home Depot / Michaels / Target
Escondido	(3)	San Diego, CA	1996/2010	47,212		297,000	98%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,844		22,000	100%
Hollywood Blvd	(3)	Los Angeles-Long Beach, CA	1999	41,435		155,000	100%	15,000	Fresh & Easy	DSW / L.A. Fitness
Kings Court	(5)	San Jose, CA	1998	11,646		80,000	100%	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	37,343		96,000	94%			Anthropologie / Banana Republic / Gap
Plaza El Segundo	(3)(8)	Los Angeles-Long Beach, CA	2011	232,191	175,000	381,000	99%	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	679,206		649,000	97%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,201		209,000	97%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate Center		San Jose, CA	2004	133,148		636,000	94%	38,000	Walmart Neighborhood Market	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack
150 Post Street		San Francisco, CA	1997	37,034		103,000	100%			Brooks Brothers / H&M
		Total California		1,574,439		3,377,000	97%
NY Metro / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	59,271	27,050	416,000	88%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Brook 35	(5)(10)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	46,050	11,419	99,000	98%			Ann Taylor / Banana Republic / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	2013	48,117		95,000	95%	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	1997	79,525		404,000	100%	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		35,000	100%			Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	1998	27,804	13,875	134,000	100%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,501		279,000	100%			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	11,493		74,000	93%			Barnes & Noble
Melville Mall	(9)	Nassau-Suffolk, NY	2006	69,676	20,491	246,000	100%	54,000	Waldbaum's	Dick’s Sporting Goods / Kohl's / Marshalls
Mercer Mall	(6)	Trenton, NJ	2003	110,252	55,781	502,000	98%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
The Grove at Shrewsbury	(5)(10)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	121,364	56,602	188,000	100%			Lululemon / Brooks Brothers / Anthropologie / Pottery Barn / J. Crew / Banana Republic / Williams-Sonoma
Troy		Newark, NJ	1980	30,314		207,000	99%	64,000	Pathmark	L.A. Fitness
		Total NY Metro/New Jersey		661,336		2,679,000	97%
New England
Assembly Square Marketplace/Assembly Row	(4)	Boston-Cambridge-Quincy, MA-NH	2005-2011	385,687		337,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	42,659	7,220	222,000	100%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	34,589		241,000	98%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,417		223,000	96%	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	17,932		149,000	100%	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,815		168,000	100%	55,000	Super Stop & Shop	Kmart
		Total New England		651,467		1,388,000	99%

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2014
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Baltimore
Governor Plaza		Baltimore, MD	1985	26,638		267,000	100%	16,500	Aldi	L.A. Fitness / Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	29,732		395,000	95%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center
THE AVENUE at White Marsh	(5)	Baltimore, MD	2007	97,189	53,767	297,000	100%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,350		32,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,091		80,000	98%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	36,198		70,000	98%
		Total Baltimore		232,198		1,141,000	98%
Chicago
Crossroads		Chicago, IL	1993	31,048		168,000	93%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,464		313,000	95%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,398		140,000	95%	63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	1994	16,575		129,000	92%	77,000	Dominick's (7)
		Total Chicago		92,485		750,000	94%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,663		130,000	95%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	55,960		179,000	77%	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011	78,131		369,000	100%			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		174,754		678,000	93%
Other
Barracks Road		Charlottesville, VA	1985	59,675	36,806	497,000	97%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	29,342		266,000	92%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,793		153,000	91%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,060		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Houston St		San Antonio, TX	1998	61,486		172,000	90%			Hotel Valencia / Walgreens
Lancaster	(6)	Lancaster, PA	1980	13,540	4,907	127,000	97%	75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	2007	40,124	5,075	169,000	98%			DSW / HomeGoods / Staples / Stein Mart
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	82,213		444,000	92%	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		332,233		2,045,000	94%

Grand Total				$5,388,653	$715,696	19,797,000	96%

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	The Trust has a controlling financial interest in this property.
(4)	Portion of property is currently under development. See further discussion in Mixed Use Projects Phase I schedule.
(5)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	All or a portion of property subject to capital lease obligation.
(7)	Store closed but currently under construction and is being assigned or subleased to a new grocer tenant.
(8)	Includes a 100% owned, 8.1 acre land parcel being used for The Point redevelopment.
(9)
On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.

(10)	The purchase price allocation is preliminary and will be finalized after our valuation studies are complete.

Federal Realty Investment Trust
Retail Leasing Summary (1)
March 31, 2014

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2014	71	100%	328,355	$31.84	$27.01	$1,583,057	18%	29%	7.3	$7,815,348	$23.80	(7)
4th Quarter 2013	82	100%	395,906	$27.24	$21.73	$2,182,320	25%	38%	7.4	$7,040,879	$17.78	(7)
3rd Quarter 2013	89	100%	273,505	$39.12	$32.66	$1,767,856	20%	34%	7.1	$5,355,091	$19.58	(7)
2nd Quarter 2013	102	100%	446,334	$30.96	$25.42	$2,476,132	22%	37%	7.7	$8,518,843	$19.09	(7)
Total - 12 months	344	100%	1,444,100	$31.69	$26.14	$8,009,365	21%	35%	7.4	$28,730,161	$19.89

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2014	26	37%	176,649	$25.73	$22.16	$629,580	16%	27%	10.2	$7,649,978	$43.31	(7)
4th Quarter 2013	27	33%	109,673	$31.45	$23.43	$878,831	34%	52%	9.6	$6,458,712	$58.89	(7)
3rd Quarter 2013	32	36%	104,298	$44.09	$31.78	$1,283,589	39%	57%	9.2	$4,636,228	$44.45	(7)
2nd Quarter 2013	48	47%	233,544	$31.30	$22.21	$2,122,806	41%	60%	10.2	$8,499,743	$36.39	(7)
Total - 12 months	133	39%	624,164	$31.88	$24.01	$4,914,806	33%	49%	9.9	$27,244,661	$43.65

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2014	45	63%	151,706	$38.95	$32.66	$953,477	19%	31%	5.1	$165,370	$1.09
4th Quarter 2013	55	67%	286,233	$25.63	$21.08	$1,303,489	22%	31%	6.3	$582,167	$2.03	(7)
3rd Quarter 2013	57	64%	169,207	$36.06	$33.19	$484,267	9%	20%	5.6	$718,863	$4.25
2nd Quarter 2013	54	53%	212,790	$30.60	$28.94	$353,326	6%	18%	4.8	$19,100	$0.09
Total - 12 months	211	61%	819,936	$31.54	$27.76	$3,094,559	14%	25%	5.5	$1,485,500	$1.81

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2014					78	364,034		$31.62	7.6	$8,445,438	$23.20
4th Quarter 2013					99	484,144		$27.84	8.0	$7,723,079	$15.95
3rd Quarter 2013					102	398,637		$34.20	8.4	$6,813,820	$17.09
2nd Quarter 2013					110	480,107		$32.26	7.9	$8,973,443	$18.69
Total - 12 months					389	1,726,922		$31.33	8.0	$31,955,780	$18.50

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $5.1 million ($12.38 per square foot) in 1st Quarter 2014, $1.5 million ($3.09 per square foot) in 4th Quarter 2013, $2.5 million ($6.23 per square foot) in 3rd Quarter 2013 and $4.1 million ($6.75 per square foot) in 2nd Quarter 2013 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Westgate Center, Willow Lawn, Barracks Road, Hollywood Boulevard) and are included in the Projected Cost for those projects on the Summary of Development and Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include information on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Mixed Use Projects Phase I schedule.

Federal Realty Investment Trust
Lease Expirations
March 31, 2014

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2014	282,000	3%	$19.76	609,000	8%	$29.30	891,000	5%	$26.28
2015	802,000	7%	$14.86	998,000	13%	$33.11	1,801,000	10%	$24.96
2016	857,000	8%	$16.91	1,157,000	15%	$34.85	2,013,000	11%	$27.23
2017	1,451,000	13%	$16.94	1,152,000	15%	$35.98	2,604,000	14%	$25.36
2018	1,443,000	13%	$14.78	1,002,000	13%	$38.07	2,446,000	13%	$24.32
2019	1,736,000	16%	$18.04	640,000	8%	$34.94	2,375,000	13%	$22.60
2020	581,000	5%	$18.21	423,000	5%	$34.92	1,004,000	5%	$25.25
2021	643,000	6%	$19.95	457,000	6%	$37.88	1,100,000	6%	$27.40
2022	786,000	7%	$16.89	441,000	5%	$39.43	1,226,000	6%	$25.01
2023	444,000	4%	$22.02	462,000	6%	$37.03	906,000	5%	$29.68
Thereafter	1,897,000	18%	$17.24	453,000	6%	$45.02	2,350,000	12%	$22.60
Total (3)	10,922,000	100%	$17.25	7,794,000	100%	$35.94	18,716,000	100%	$25.03

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2014	187,000	2%	$21.87	441,000	6%	$28.05	628,000	3%	$26.21
2015	58,000	1%	$51.07	595,000	8%	$33.64	653,000	4%	$35.18
2016	61,000	1%	$17.07	583,000	7%	$37.97	645,000	4%	$35.93
2017	215,000	2%	$22.55	616,000	8%	$38.15	831,000	4%	$34.12
2018	317,000	3%	$15.70	513,000	7%	$41.32	830,000	4%	$31.53
2019	429,000	4%	$20.03	435,000	5%	$37.59	864,000	5%	$28.87
2020	143,000	1%	$19.89	428,000	5%	$32.80	571,000	3%	$29.57
2021	185,000	2%	$12.29	613,000	8%	$35.01	798,000	4%	$29.74
2022	135,000	1%	$24.05	498,000	6%	$33.60	632,000	4%	$31.61
2023	348,000	3%	$16.79	439,000	6%	$38.28	787,000	4%	$28.78
Thereafter	8,844,000	80%	$16.70	2,633,000	34%	$36.28	11,477,000	61%	$21.19
Total (3)	10,922,000	100%	$17.25	7,794,000	100%	$35.94	18,716,000	100%	$25.03

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of March 31, 2014.
(3)	Represents occupied square footage as of March 31, 2014.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
March 31, 2014

Overall Portfolio Statistics (1)	At March 31, 2014			At March 31, 2013

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	19,797,000	18,935,000	95.6%	19,500,000	18,538,000	95.1%

Residential Properties (units)	1,275	1,195	93.7%	1,058	1,010	95.5%

Same Center Statistics (1)	At March 31, 2014			At March 31, 2013

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	16,617,000	15,866,000	95.5%	16,604,000	15,807,000	95.2%

Residential Properties (units)	1,058	1,015	95.9%	1,058	1,010	95.5%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At March 31, 2014 leased percentage was 99.0% for anchor tenants and 91.3% for small shop tenants.
(4)	Occupied percentage was 94.7% and 94.5% at March 31, 2014 and 2013, respectively, and same center occupied percentage was 94.8% and 94.6% at March 31, 2014 and 2013, respectively.
(5)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants
March 31, 2014

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$15,219,000	3.25%	898,000	4.54%	15
2	Bed, Bath & Beyond, Inc.	$12,754,000	2.72%	736,000	3.72%	20
3	TJX Companies	$10,770,000	2.30%	705,000	3.56%	21
4	Gap, Inc.	$9,411,000	2.01%	290,000	1.46%	18
5	L.A. Fitness International LLC	$8,508,000	1.82%	396,000	2.00%	10
6	CVS Corporation	$6,780,000	1.45%	189,000	0.95%	16
7	DSW, Inc	$5,922,000	1.26%	206,000	1.04%	9
8	Best Buy Stores, L.P.	$5,858,000	1.25%	212,000	1.07%	6
9	Home Depot, Inc.	$5,360,000	1.14%	438,000	2.21%	5
10	Barnes & Noble, Inc.	$5,075,000	1.08%	214,000	1.08%	8
11	Michaels Stores, Inc.	$4,636,000	0.99%	266,000	1.34%	11
12	Whole Foods Market, Inc.	$4,424,000	0.94%	167,000	0.84%	4
13	Dick's Sporting Goods, Inc.	$4,375,000	0.93%	206,000	1.04%	5
14	Staples, Inc.	$3,797,000	0.81%	187,000	0.94%	9
15	Ross Stores, Inc.	$3,742,000	0.80%	208,000	1.05%	7
16	Riverbed Technology, Inc.	$3,676,000	0.78%	83,000	0.42%	2
17	Kroger Co.	$3,528,000	0.75%	311,000	1.57%	7
18	PETsMART, Inc.	$3,246,000	0.69%	150,000	0.76%	6
19	Dress Barn, Inc.	$3,222,000	0.69%	133,000	0.67%	19
20	Wells Fargo Bank, N.A.	$3,191,000	0.68%	51,000	0.26%	13
21	Bank of America, N.A.	$3,159,000	0.67%	64,000	0.32%	20
22	Kohl's Corporation	$3,119,000	0.67%	322,000	1.63%	3
23	A.C. Moore, Inc.	$3,107,000	0.66%	161,000	0.81%	7
24	Sports Authority Inc.	$3,080,000	0.66%	179,000	0.90%	4
25	Container Store, Inc.	$3,071,000	0.66%	74,000	0.37%	3
	Totals - Top 25 Tenants	$139,030,000	29.66%	6,846,000	34.55%	248

	Total: (1)	$468,521,000	(2)	19,797,000	(3)	2,557

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of March 31, 2014.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
March 31, 2014

	2014 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$180	$185
Net income attributable to noncontrolling interests	(8)	(8)
Depreciation and amortization of real estate & joint venture real estate assets	148	148
Amortization of initial direct costs of leases	11	11
Funds from operations	331	336
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	3	3
Income attributable to unvested shares	(1)	(1)
FFO	$332	$337

Weighted average number of common shares, diluted	68.3	68.3

FFO per diluted share	$4.86	$4.93

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
March 31, 2014
	Three Months Ended
	March 31,
	2014	2013
	(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$5,008	$4,920
Other property income	10	29
	5,018	4,949
Expenses
Rental	1,497	1,204
Real estate taxes	613	613
Depreciation and amortization	1,487	1,369
	3,597	3,186
Operating income	1,421	1,763
Interest expense	(839)	(842)
Net income	$582	$921

	March 31,	December 31,
	2014	2013
	(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$211,016	$210,703
Less accumulated depreciation and amortization	(41,168)	(39,836)
Net real estate	169,848	170,867
Cash and cash equivalents	2,937	2,210
Other assets	5,420	5,668
TOTAL ASSETS	$178,205	$178,745

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable	$56,862	$56,922
Other liabilities	3,891	4,100
Total liabilities	60,753	61,022
Partners' capital	117,452	117,723
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$178,205	$178,745

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
March 31, 2014
			Stated Interest Rate as of March 31, 2014

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado		7/5/2014	5.77%	(a)	$11,977
Atlantic Plaza		12/1/2014	5.12%	(b)	10,500
Barcroft Plaza		7/1/2016	5.99%	(b)(c)	20,785
Greenlawn Plaza		7/1/2016	5.90%	(b)	13,600
		Total Fixed Rate Debt			$56,862

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2014	$82	$22,395	$22,477		39.5%	39.5%
2015	—	—	—		—%	39.5%
2016	—	34,385	34,385		60.5%	100%
Total	$82	$56,780	$56,862		100.0%

Notes:
(a)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)	Interest only until maturity.
(c)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status Report - 30% Owned Joint Venture
March 31, 2014
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,552	$20,785	100,000	79%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,912		279,000	87%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,720	11,977	96,000	61%			CVS
	Total Washington Metropolitan Area		123,184		475,000	80%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,653	13,600	106,000	97%	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,653		106,000	97%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	20,102	10,500	123,000	70%	64,000	Stop & Shop
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,906		116,000	100%	46,000	Roche Bros.	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	24,171		131,000	92%	38,000	Whole Foods	Marshalls
	Total New England		67,179		370,000	87%
Grand Totals			$211,016	$56,862	951,000	85%

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, gain or loss on deconsolidation of variable interest entity (“VIE”) and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months ended March 31, 2014 and 2013 is as follows:

	Three Months Ended
	March 31,
	2014	2013
	(in thousands)
Net income	$40,545	$35,842
Depreciation and amortization	43,850	40,624
Interest expense	23,137	27,405
Other interest income	(25)	(30)
EBITDA	107,507	103,841
Gain on sale of real estate	—	—
Adjusted EBITDA	$107,507	$103,841

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.